Exhibit 99.1

August 15, 2006

To: Members of the Board of Directors and Section 16 Officers of The First American Corporation

Re: Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated thereunder, this memorandum is to notify you of the immediate effectiveness of a blackout period with respect to transactions described below in common shares of The First American Corporation (the “Company”).

This blackout is the result of the Company’s inability to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, due to the ongoing review of the documentation and procedures for all stock option awards made by the Company under the Company’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan and 2006 Incentive Compensation Plan and a review of the accounting treatment of such awards, which was previously announced in a Current Report on Form 8-K filed by the Company on August 9, 2006.

In light of the Company’s inability to file its Quarterly Report, all purchases of common shares of the Company under The First American Corporation 401(k) Savings Plan, the First Advantage Corporation 401(k) Savings Plan and the Company’s stock option and purchase plans are being suspended, effective immediately. The blackout period will begin immediately and is currently expected to be lifted once the Company has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and amended any previous filings by the Company that it may be necessary to amend, if any. The Company is unable to predict at this time when it will be able to do so, as its review is ongoing. You will receive written notice when the blackout period is lifted.

During the blackout period directors and executive officers of the Company are prohibited from purchasing, selling, transferring or otherwise engaging in transactions involving certain of the Company’s common shares. This prohibition applies to all equity securities of the Company and related derivative securities, including options, share units, convertible debt securities and prepaid forward contracts. The prohibition covers direct and indirect transactions, including those involving entities or persons through which you have a “pecuniary interest” in the securities, such as your immediate family members living with you or securities held in trust or by controlled partnerships or corporations.

The prohibition on purchases, sales, transfers and other transactions described above applies only to common shares of the Company (and derivatives of such securities) that you have acquired (or in which you have a pecuniary interest) in connection with your service or employment as a director or executive officer. It is important to note that any such security you sell or otherwise transfer, directly or indirectly, will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source, and this identification is consistent with your tax treatment of the securities and all other disclosure and reporting requirements.

There are certain very narrow exceptions to this prohibition. I strongly recommend that you consult me before entering into any transaction pursuant to a possible exception. Once this blackout period ends, you will be permitted to resume transactions in the Company’s common shares and other equity securities subject to the requirements of our Insider Trading Policies and applicable law.

Please note that the Company has determined in accordance with Rule 104 of Regulation BTR that it was unable to provide advance notice of this blackout due to events that were unforeseeable and circumstances that were beyond the reasonable control of the Company.

1 First American Way · Santa Ana · CA · 92707-5913

If you have any questions regarding the blackout period, you may contact me at:

Kenneth D. DeGiorgio

Senior Vice President and General Counsel

The First American Corporation

1 First American Way

Santa Ana, California 92707-5913

(714) 800-3000

Yours truly,

/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio, Senior Vice President and General Counsel, The First American Corporation

1 First American Way · Santa Ana · CA · 92707-5913